UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2006

ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E., Atlanta, Georgia 30324
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (404) 888-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.

Setting of Named Executive Officer Annual Salaries

On January 24, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Rollins, Inc., approved compensation for the Chief Executive Officer and the Company’s other four most highly compensated executive officers (the “Named Executive Officers”) for Fiscal 2006. The base annual salary for four of the Named Executive Officers increased to the following levels, effective January 1, 2006: $850,000 to the Company’s Chairman of the Board of Directors, R. Randall Rollins; $500,000 to the Company’s Vice President, Glen W. Rollins; $350,000 to the Company’s Chief Financial Officer and Treasurer, Harry J. Cynkus; and $350,000 to the Company’s Senior Vice President and Secretary, Michael W. Knottek. Base salary for Mr. Gary W. Rollins, President, Chief Executive Officer and Chief Operating Officer will remain $1,000,000.

Grant of Restricted Shares.

At the same meeting, the Committee authorized the grant of restricted shares of the Company’s common stock to each of the Named Executives in accordance with the terms and conditions of its standard form of restricted stock agreement as follows: 15,000 shares to the Chairman of the Company’s Board of the Board of Directors, R. Randall Rollins; 25,000 shares to the Company’s President, Chief Executive Officer and Chief Operating Officer, Gary W. Rollins; 12,000 shares to the Company’s Vice President, Glen W. Rollins; 10,000 shares to the Company’s Senior Vice President and Secretary, Michael W. Knottek; and 10,000 shares to the Company’s Chief Financial Officer and Treasurer, Harry J. Cynkus. The shares vest over six years, 20% a year, with the first installment vesting on the second anniversary of the grant date. Prior to vesting, the Named Executive Officers will be entitled to vote and receive dividends on these shares.

Adoption of Performance Bonus Program for Fiscal 2006.

At the same meeting, the Committee approved the performance bonus program for the Named Executive Officers for 2006, in accordance with the terms of the Company’s Performance-Based Incentive Cash Compensation Plan for Executive Officers, which was approved by the Company’s shareholders at the Company’s 2003 annual meeting and is described in more detail in the Company’s 2003 proxy statement. Under the 2006 performance bonus program, the Named Executive Officers will each have an opportunity to receive a bonus of up to 80% of his or her base salary, not to exceed a maximum of $2,000,000 per individual per year. The amount of any bonus will be determined by a formula set by the Committee based upon the amount of revenue growth, pretax profit plan achievement, and pretax profit improvement over the prior year, if any. No bonuses will be paid under the 2006 performance bonus program until the satisfaction of the performance criteria has been certified by the Committee, which will not take place until after the close of 2006.

Executive Use of Company Aircraft

At the same meeting, the Committee approved new rules for use of the Company’s aircraft. The Company requires the Chairman and President & CEO to use Company aircraft for all travel whenever practicable for security reasons. The value of personal aircraft usage will be imputed to them as income from the Company, effective January 1, 2005. This value will be calculated using an aggregate incremental cost method, based on the variable operating costs to the Company, including a gross-up for taxes due.

Material Relationships

None of the Company’s Named Executive Officers has any material relationship with the Company or any of its affiliates, apart from their respective relationships as directors and/or employees of the Company and its affiliates, ownership of Company and affiliate securities, and as otherwise previously disclosed in the Company's last filed annual proxy statement or subsequent periodic reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Rollins, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLLINS, INC.

Date: January 30, 2006	By:	/s/Harry J. Cynkus
	Name:	Harry J. Cynkus
	Title:	Chief Financial Officer and Treasurer

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